Exhibit 10.4
FIRST AMENDMENT TO
FINANCING AGREEMENT
     THIS FIRST AMENDMENT TO FINANCING AGREEMENT (the “Amendment”), dated as of this 5th day of November, 2007, is made by and among
     CROWN CRAFTS, INC., a Delaware corporation (“CCI”);
     CHURCHILL WEAVERS, INC., a Kentucky corporation (“Weavers”);
     HAMCO, INC., a Louisiana corporation (“Hamco”);
     CROWN CRAFTS INFANT PRODUCTS, INC., a Delaware corporation (“CCIP”; together with CCI, Weavers and Hamco, the “Companies” and each a “Company”); and
     THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”), to the Financing Agreement, dated July 11, 2006 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”), among CIT and the Companies. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement.
RECITALS
     A. Pursuant to the Financing Agreement, CIT has agreed to make loans and extend credit to the Companies in the amounts, upon the terms and subject to the conditions contained therein.
     B. The Companies have requested that CIT (i) consent to CCIP purchasing certain assets and assuming certain liabilities of the Baby Division of Springs Global US, Inc., a Delaware corporation (“Springs”), and (ii) increase the amount of the Revolving Line of Credit and make a term loan to the Companies to facilitate such transactions.
     C. CIT has agreed to such requests, and to accomplish the foregoing CIT and the Companies have agreed to amend the Financing Agreement and the other Loan Documents as set forth in this Amendment.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Companies and CIT hereby agree as follows:

ARTICLE I
CONSENT
     Subject to the terms and conditions of the Financing Agreement and the other terms and conditions contained in this Amendment, CIT consents to CCIP purchasing certain assets and assuming certain liabilities of the Baby Division of Springs, pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated on or about the date hereof, between CCIP and Springs.
ARTICLE II
AMENDMENTS TO FINANCING AGREEMENT
     The Financing Agreement is hereby amended as follows:
     2.1 Section 1.1 of the Financing Agreement is amended as follows:
          (a) The following new defined terms are added in their proper alphabetical sequence:
     First Amendment Effective Date shall mean the date on which the First Amendment to this Financing Agreement is executed and delivered by the Companies and the conditions precedent to the effectiveness of such amendment are satisfied or waived by CIT.
     Prepayment Premium shall mean an amount equal to the product obtained by multiplying the principal amount of the Term Loan prepaid by one percent (1%).
     Springs shall mean Springs Global US, Inc., a Delaware corporation.
     Springs Acquisition shall mean the purchase by CCIP of certain of the assets of the Baby Division of Springs, and the assumption by CCIP of certain of the liabilities of the Baby Division of Springs, all as more fully described in the Springs Purchase Agreement.
     Springs Purchase Agreement shall mean the Asset Purchase Agreement, dated November 5, 2007, between CCIP, as purchaser, and Springs, as seller, pursuant to which CCIP has consummated the Springs Acquisition.
     Term Loan shall mean the term loan in the principal amount of $5,000,000 made by CIT to the Companies on or about the First Amendment Effective Date on the terms and conditions set forth in Section 4.2 of this Financing Agreement.

     Promissory Note shall mean the note in the form of Exhibit A attached hereto delivered by the Companies to CIT to evidence the Term Loan.
          (b) The definition of “Borrowing Base” is amended by deleting the figure “$3,000,000” from the second clause (a) therein and by substituting in lieu thereof the figure “$5,800,000.”
          (c) The definition of “Obligations” is amended by deleting the parenthetical phrase at the end of clause (a) therein and by substituting in lieu thereof the following new parenthetical phrase: “(including, without limitation, all Revolving Loans, the Term Loan and all obligations of CIT under Letter of Credit Guaranties).”
          (d) The definition of “Revolving Line of Credit” is amended by deleting therefrom the figure “$22,000,000” and by substituting in lieu thereof the figure “$26,000,000.”
          (e) The definition of “Termination Date” is amended by deleting the word and figure “three (3)” and by substituting in lieu thereof the word and figure “four (4).”
     2.2 Section 3.5(a) of the Financing Agreement is amended in its entirety to read as follows:
     “(a) Generally. Unless this Financing Agreement expressly provides otherwise, so long as no Event of Default shall have occurred and remain outstanding, CIT agrees to apply (i) all Proceeds of Trade Accounts Receivable, Wal-Mart Letters of Credit, Inventory and the Factoring Credit Balances to the Revolving Loan Account, (ii) all Proceeds of all other Collateral, to the last maturing installments of principal of the Term Loan until fully repaid, and (iii) any other payment received by CIT with respect to the Obligations, in such order and manner as CIT shall elect in the exercise of its reasonable business judgment.”
     2.3 Section 4 of the Financing Agreement is amended in its entirety to read as follows:
     “SECTION 4. Term Loan
     4.1 Promissory Note Evidencing Term Loan. The Companies agree to execute and deliver to CIT the Promissory Note to evidence the Term Loan to be extended to the Companies by CIT.
     4.2 Term Loan.
     (a) Funding of Term Loan. Upon CIT’s receipt of the Promissory Note evidencing the Term Loan and the satisfaction of the other conditions set forth in Section 4.2(a) of the First Amendment to this Financing Agreement, CIT agrees to make the Term Loan to the Companies.

     (b) Repayment of Term Loan. The principal amount of the Term Loan shall be due and payable in twenty-four (24) consecutive monthly principal installments of $208,333.33 each commencing on December 1, 2007 and continuing on the first day of each month thereafter through November 1, 2009.
     4.3 Provisions Regarding all Term Loans.
     (a) Repayment Upon Termination. In the event this Financing Agreement or the Revolving Line of Credit is terminated by either CIT or the Companies for any reason whatsoever, the Term Loan, together with all accrued interest thereon and the applicable Prepayment Premium, shall be due and payable in full on the effective date of such termination, notwithstanding any other provision of this Financing Agreement or the Promissory Note to the contrary.
     (b) Optional Prepayments. The Companies, at their option, may prepay the Term Loan at any time, in whole or in part, provided that on the date of such prepayment, there shall be due and payable (i) accrued interest on the principal so prepaid to the date of such prepayment and (ii) the Prepayment Premium due with respect to such prepayment.
     (c) Application of Prepayments. Except as CIT and the Companies shall otherwise agree in a separate writing, each prepayment of the Term Loan (whether voluntary or mandatory) shall be applied to the last maturing installments of principal of the Term Loan until fully repaid.
     (d) No Reborrowing. To the extent repaid, the principal amount of the Term Loan may not be reborrowed under this Section 4.
     (e) Authority to Charge Revolving Loan Account. The Companies hereby authorize CIT, without notice to the Companies, to charge the Revolving Loan Account with all payments due under this Section 4 as such amounts become due. Any amount charged to the Revolving Loan Account shall be deemed a Chase Bank Rate Loan hereunder and shall bear interest at the rate provided in Section 8.1 (or Section 8.2, if applicable) of this Financing Agreement. The Companies confirm that any charges which CIT may make to the Revolving Loan Account as provided herein will be made as an accommodation to the Companies and solely at CIT’s discretion.”
     2.4 Section 7.2(c)(iii)(x) is amended in its entirety to read as follows:
     “(x) In the event of any loss or damage to any Inventory by condemnation, fire or other casualty, CIT agrees to apply the Casualty Proceeds to repay the outstanding Revolving Loans, and then to repay the Term Loans in the manner set forth in Section 4.3(c).”

     2.5 A new Section 7.2(m) is added as follows:
     “(m) Springs Acquisition. The Springs Purchase Agreement is in full force and effect as of the First Amendment Effective Date and has not been amended or waived by any party thereto in any material respect. All representations and warranties of the parties to the Springs Purchase Agreement are, to the best of CCIP’s knowledge, true and correct in all material respects as of the First Amendment Effective Date with the same effect as though made on such date. All requisite approvals by governmental authorities and regulatory bodies having jurisdiction over CCIP in connection with the Springs Acquisition contemplated by the Springs Purchase Agreement have been duly obtained and no such approvals impose any conditions to the consummation of the transactions contemplated by the Springs Purchase Agreement or to the conduct of the business of CCIP in the same manner as heretofore conducted. CCIP has not been notified that legal proceedings adverse to the transaction contemplated by the Springs Purchase Agreement are contemplated by any person, including any governmental body or agency.”
     2.6 A new Section 8.1.1 is added between Sections 8.1 and 8.2 as follows:
     “8.1.1 Interest on Term Loans. Interest on the Term Loan shall be payable monthly on the first day of each month and shall accrue at a rate per annum equal to one half percent (0.5%) plus the Chase Bank Rate. In the event of any change in said Chase Bank Rate, the rate set forth in the first sentence of this Section 8.1.1 shall change, effective as of the date of such change, so as to remain equal to one half percent (0.5%) plus the new Chase Bank Rate. All interest rates shall be calculated based on a 360-day year and actual days elapsed.”
     2.7 Section 8.11 is amended in its entirety to read as follows:
     “8.11 Early Termination Fee; Prepayment Premium. In the event the Companies terminate the Revolving Line of Credit or this Financing Agreement on an Early Termination Date, the Early Termination Fee, if any, shall be due and payable in full on the date of termination. In the event the Companies voluntarily prepay the Term Loan, in whole or in part, the Prepayment Premium applicable thereto shall be due and payable in full on the date of such prepayment.”
     2.8 Section 11 is amended by deleting the proviso at the end of the third sentence beginning with the word “provided” and by substituting in lieu thereof the following new proviso: “provided that the Companies pay to CIT any Early Termination Fee and Prepayment Premium due and payable hereunder on the date of termination.”
     2.9 Exhibit A attached to this Amendment is made Exhibit A to the Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     The Companies hereby represent and warrant to CIT that:
     3.1 Compliance With the Financing Agreement. As of the execution of this Amendment, each Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents to be observed or performed by such Company.
     3.2 Representations in Financing Agreement. The representations and warranties of each Company set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.
     3.3 No Event of Default. No Default or Event of Default exists.
ARTICLE IV
MODIFICATION OF LOAN DOCUMENTS; CONDITIONS PRECEDENT
     4.1 Loan Documents. The Financing Agreement and the other Loan Documents are amended to provide that any reference therein to the Financing Agreement shall mean, unless otherwise specifically provided, the Financing Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.
     4.2 Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon the satisfaction or waiver by CIT of the following conditions precedent:
          (a) Receipt by CIT of the following documents, each to be in form and content satisfactory to CIT and its counsel:
          (i) this Amendment, duly executed by the Companies;
          (ii) the Promissory Note, duly executed by the Companies;
          (iii) amendments to the CCIP Factoring Agreement and the Hamco Factoring Agreement, duly executed by CCIP and Hamco, pursuant to which (i) CIT will agree to refund the unpaid Minimum Factoring Fees (as defined in the CCIP Factoring Agreement and the Hamco Factoring Agreement) charged to CCIP and Hamco by CIT for the Contract Year (as defined in the CCIP Factoring Agreement and the Hamco Factoring Agreement) ending July 11, 2007 and (b) the Minimum Factoring Fees owing by CCIP and Hamco in the Contract Year ending July 11, 2008 will be increased to $240,000 and adjusted back to $225,000 for each Contract Year thereafter;
          (iv) tax lien, judgment lien and UCC searches on Springs from all jurisdictions reasonably required by CIT, such searches to verify that CIT will have a first priority security interest in the Collateral to be purchased from Springs, subject only to Permitted Encumbrances;
          (v) resolutions of the Board of Directors of each Company authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to be executed by each Company in connection with the transactions contemplated by this letter, certified by the Secretary or Assistant Secretary of each Company as of the date thereof, together with a certificate of such Secretary or Assistant Secretary as to the incumbency and signature of the officer(s) executing this Amendment and such other Loan Documents on behalf of each Company;
          (vi) an executed Officer’s Certificate of each Company, satisfactory in form and substance to CIT, certifying that as of the date thereof (x) the representations and warranties contained herein are true and correct in all material respects, (y) each Company is in compliance with all of the terms and provisions set forth herein and (z) no Default or Event of Default has occurred;
          (vii) all information necessary for CIT to issue wire transfer instructions on behalf of the Companies for the loans to be made under the Agreement to finance a portion of the cash purchase price payable to Springs in connection with the Springs Acquisition;
          (viii) the favorable, written opinion of counsel to the Companies as to the transactions contemplated by this letter;
          (ix) landlord or warehouseman agreements with respect to all leased premises where the Collateral purchased from Springs will be located and for which the Companies have not already provided such an agreement to CIT;
          (x) copies of the Springs Purchase Agreement and the other purchase documents related thereto, accompanied by the certificate of the president of the Companies as to certain representations and warranties contained therein and the consummation of the Springs Acquisition;
          (xi) a collateral assignment of CCIP’s rights and remedies under the Springs Purchase Agreement, duly executed by CCIP and acknowledged and agreed to by Springs and any escrow agent under the Springs Purchase Agreement; and
          (xii) such other documents, instruments and agreements as CIT shall reasonably request in connection with the foregoing matters.

          (b) All approvals, licenses, consents and filings necessary to permit the Springs Acquisition and the other transactions contemplated by this Amendment shall have been obtained and made;
          (c) There shall not have occurred any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect, as reasonably determined by CIT;
          (d) No Default or Event of Default shall have occurred and be continuing; and
          (e) Simultaneously with the execution of the Amendment and the other Loan Documents contemplated by the Amendment, the Springs Acquisition shall be consummated in accordance with the terms of the Springs Purchase Agreement and other purchase documents that will be satisfactory to CIT and its counsel; and
          (f) CIT shall have satisfactorily completed its due diligence on the Springs Acquisition and the Collateral to be purchased in connection therewith.
ARTICLE V
GENERAL
     5.1 Full Force and Effect. As expressly amended hereby, the Financing Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement and the other Loan Documents, “hereinafter”, “hereto”, “hereof”, or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.
     5.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.
     5.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.
     5.4 Further Assurances. The Companies shall execute and deliver to CIT such documents, certificates and opinions as CIT may reasonably request to effect the amendments contemplated by this Amendment.
     5.5 Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.
     5.6 Expenses. The Companies shall reimburse CIT for CIT’s legal fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

     5.7 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AND CIT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

CCI:

CROWN CRAFTS, INC.

By:	/s/ Amy Vidrine Samson

Amy Vidrine Samson
Vice President and CFO

WEAVERS:

CHURCHILL WEAVERS, INC.

By:	/s/ Amy Vidrine Samson

Amy Vidrine Samson
Vice President and CFO

HAMCO:

HAMCO, INC.

By:	/s/ Amy Vidrine Samson

Amy Vidrine Samson
Vice President and CFO

CCIP:

CROWN CRAFTS INFANT PRODUCTS, INC.

By:	/s/ Amy Vidrine Samson

Amy Vidrine Samson
Vice President and CFO
First Amendment to Crown Crafts Financing Agreement

CIT:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ V. R. Wells

	Title:	AVP

First Amendment to Crown Crafts Financing Agreement

EXHIBIT A
PROMISSORY NOTE

$5,000,000	November 5, 2007
     FOR VALUE RECEIVED, the undersigned, CROWN CRAFTS, INC., a Delaware corporation (“CCI”), CHURCHILL WEAVERS, INC., a Kentucky corporation (“Weavers”), HAMCO, INC., a Louisiana corporation (“Hamco”), and CROWN CRAFTS INFANT PRODUCTS, INC., a Delaware corporation (“CCIP”; together with CCI, Weavers and Hamco, the “Companies” and each a “Company”), promises to pay to the order of THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”), at its office located at 301 South Tryon Street, Charlotte, North Carolina 28282, in lawful money of the United States of America and in immediately available funds, the principal amount of Five Million and No/100 Dollars ($5,000,000), in twenty-four (24) equal principal installments of $208,333.33. The first such installment shall be due and payable on December 1, 2007 and subsequent installments (including the final installment) shall be due and payable on the first day of each month thereafter until this Note is paid in full.
          The Companies further agree to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8 of the Financing Agreement, dated as of July 11, 2006, among the Companies and CIT (the “Financing Agreement”). Capitalized terms used in this Note and defined in the Financing Agreement shall have the meanings given to such terms in the Financing Agreement unless otherwise specifically defined herein.
          This Note is the Promissory Note referred to in the Financing Agreement, evidences the Term Loan made to the Companies thereunder, and is subject to, and entitled to, all provisions and benefits thereof, including optional and mandatory prepayment, in whole or in part, as provided therein.
     Notwithstanding any other provision of this Note to the contrary, upon the occurrence of any Event of Default specified in the Financing Agreement, or upon termination of the Financing Agreement for any reason, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CIT, immediately due and payable as provided in the Financing Agreement.
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CCI:

CROWN CRAFTS, INC.

By:	/s/ Amy Vidrine Samson

Amy Vidrine Samson
Vice President and CFO

WEAVERS:

CHURCHILL WEAVERS, INC.

By:	/s/ Amy Vidrine Samson

Amy Vidrine Samson
Vice President and CFO

HAMCO:

HAMCO, INC.

By:	/s/ Amy Vidrine Samson

Amy Vidrine Samson
Vice President and CFO

CCIP:

CROWN CRAFTS INFANT PRODUCTS, INC.

By:	/s/ Amy Vidrine Samson

Amy Vidrine Samson
Vice President and CFO